AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 2013

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CASS INFORMATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	43-1265338
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

12444 Powerscourt Drive, Suite 550

St. Louis, Missouri 63131

(314) 506-5500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CASS INFORMATION SYSTEMS, INC.

AMENDED AND RESTATED OMNIBUS

STOCK AND PERFORMANCE COMPENSATION PLAN

(Full title of the plan)

P. Stephen Appelbaum Executive Vice President and Chief Financial Officer Cass Information Systems, Inc. 12444 Powerscourt Drive, Suite 550 St. Louis, Missouri 63131 314-506-5500	Copies to: David W. Braswell Armstrong Teasdale LLP 7700 Forsyth Boulevard, Suite 1800 St. Louis, Missouri 63105 314-621-5070
(Name and address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount of Shares To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $.50 per share	435,000 (2)	$41.33	$17,978,550.00	$2,452.27

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant’s common stock reported on The Nasdaq Global Market on May 3, 2013.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares of common stock that may be offered or issued under the Cass Information Systems, Inc. Amended and Restated Omnibus Stock and Performance Compensation Plan as a result of stock splits, stock dividends or similar transactions.

EXPLANATORY NOTE

On May 31, 2007, Cass Information Systems, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-143411) (the “Initial Registration Statement”) which registered 800,000 shares of the Registrant’s common stock, $0.50 par value (the “Common Stock”), reserved for issuance under the Cass Information Systems, Inc. 2007 Omnibus Incentive Stock Plan (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended, the Initial Registration Statement is deemed to cover an additional 265,000 shares of Common Stock issued under the Plan as a result of stock dividends declared on the Common Stock since May 31, 2007, bringing the aggregate number of shares of Common Stock registered under the Initial Registration Statement to 1,065,000 shares. On April 15, 2013, the Registrant’s shareholders approved certain amendments to the Plan, among them a change in the Plan’s name to the Cass Information Systems, Inc. Amended and Restated Omnibus Stock and Performance Compensation Plan (the “Amended and Restated Plan”) and an increase in the maximum number of shares authorized for issuance pursuant to the Amended and Restated Plan. By this Registration Statement, the Registrant hereby registers an additional 435,000 shares of the Registrant’s Common Stock authorized for issuance under the Amended and Restated Plan. In accordance with General Instruction E of Form S-8, the contents of the Initial Registration Statement are hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 8, 2013;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the Commission on May 3, 2013;

(c)	The Registrant’s Current Report on Form 8-K, filed with the Commission on January 24, 2013, April 15, 2013 and April 19, 2013; and

(c)	The description of the Registrant’s common stock contained in its Registration Statement on Form 8-A filed on June 6, 1996, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, other than documents filed by the Registrant with the Commission containing information furnished to the Commission pursuant to Items 2.02 or 7.01 of Form 8-K, including any exhibits included with such information.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on May 10, 2013.

CASS INFORMATION SYSTEMS, INC.

By:	/s/ Eric H. Brunngraber
Name:	Eric H. Brunngraber
Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Cass Information Systems, Inc., hereby severally constitute and appoint Eric H. Brunngraber and P. Stephen Appelbaum and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us in our name, place, and stead, in any and all capacities, to sign Cass Information Systems, Inc.’s Registration Statement on Form S-8, and any other registration statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Eric H. Brunngraber	President, Chief Executive Officer and	May 10, 2013
(Eric H. Brunngraber)	Director (Principal Executive Officer)

/s/ P. Stephen Appelbaum	Executive Vice President and	May 10, 2013
(P. Stephen Appelbaum)	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Lawrence A. Collett	Chairman of the Board	May 10, 2013
(Lawrence A. Collett)

/s/ James J. Lindemann	Director	May 10, 2013
(James J. Lindemann)

/s/ K. Dane Brooksher	Director	May 10, 2013
(K. Dane Brooksher)

/s/ Bryan S. Chapell	Director	May 10, 2013
(Bryan S. Chapell)

/s/ Robert A. Ebel	Director	May 10, 2013
(Robert A. Ebel)

/s/ Benjamin F. Edwards, IV	Director	May 10, 2013
(Benjamin F. Edwards, IV)

/s/ Wayne J. Grace	Director	May 10, 2013
(Wayne J. Grace)

/s/ Randall L. Schilling	Director	May 10, 2013
(Randall L. Schilling)

/s/ John L. Gillis, Jr.	Director	May 10, 2013
(John L. Gillis, Jr.)

/s/ A.J. Signorelli	Director	May 10, 2013
(A.J. Signorelli)

/s/ Franklin D. Wicks, Jr.	Director	May 10, 2013
(Franklin D. Wicks, Jr.)

Exhibit Index

Exhibit Number	Description

5.1	Opinion of Armstrong Teasdale LLP.

10.1	Cass Information Systems, Inc. Amended and Restated Omnibus Stock and Performance Compensation Plan (filed as Exhibit 10.1 to the Registrant’s Current Repot on Form 8-K filed with the Commission on April 17, 2013 and incorporated herein by reference).

23.1	Consent of KPMG LLP.

23.2	Consent of Armstrong Teasdale LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).